Exhibit 99.1

CV Sciences, Inc. Reports Fiscal Year-End 2023 Financial Results

San Diego, CA - March 28, 2024 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the year and quarter ended December 31, 2023.

Fiscal 2023, Fourth Quarter 2023 and Recent Financial and Operating Highlights

•
Generated revenue of $16.0 million for fiscal 2023 compared to $16.2 million for 2022; Revenue of $3.8 million for the fourth quarter 2023 compared to $4.1 million in the third quarter 2023;
•
Recognized gross margin of 44.3% for fiscal year 2023, a significant improvement from 34.2% for 2022; Gross margin of 45.8% for the fourth quarter 2023, a sequential improvement from 45.1% for the third quarter 2023;
•
Cash balance of $1.3 million at year end compared to $0.6 million at the end of 2022;
•
Generated cash flow from operations of $2.3 million in the fiscal year 2023 compared to cash used in operations of $1.9 million in 2022; cash flow from operations in 2023 included employee retention credit (ERC) under the CARES Act for a total of $2.5 million;
•
Continued to reduce operating expenses, excluding the benefit from reversal of accrued payroll taxes, by 20% to $9.9 million for fiscal year 2023 compared to $12.4 million for 2022;
•
Further established number one position as top-selling hemp extract brand in the natural product retail sales channel, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry;
•
Launched +PlusCBDTM Reserve Collection Extra Gummies and Reserve Collection 30ct softgels to support stress relief and relaxation (Q1 2023);
•
Launched +PlusCBDTM Daily Balance, a new line of THC-free gummies and softgels (Q1 2023);
•
Received formal notice of patent issuance from Japan Patent Office for formulations containing CBD and nicotine for treating smokeless tobacco addiction (Q1 2023);
•
Received employee retention credit (ERC) under the CARES Act for a total of $2.5 million and extinguished outstanding note payable with Streeterville (Q1 2023);
•
Reversed accrued payroll tax associated with RSU release to founder in 2019 due to the expiration of the statute of limitations (Q1 2023);
•
Received preliminary approval of proposed settlement of shareholder derivative lawsuit (Q1 2023);
•
Launched +PlusCBDTM Reserve Collection Extra Gummies to support healthy sleep, faster recovery, deeper relaxation and a brighter mood (Q2 2023);
•
Launched +PlusCBDTM Reserve Sleep Gummies, specifically designed for better sleep (Q3 2023);
•
Expanded +PlusCBDTM Pet product offering with the launch of pet chews for hip and joint health and calming care chews (Q1 2024);
•
Acquired Cultured FoodsTM, a leading manufacturer and distributor of alternative plant-based vegan foods, providing the Company with manufacturing and distribution foothold in the EU that will allow for leverage of our key strengths and competencies (Q4 2023); and
•
Continued to build an efficient and cost effective consumer products platform and continue to evaluate inbound and outbound merger, sale, acquisition or other options for the Company.

“We are very pleased with our fiscal year 2023 results. In a challenging environment, our revenues stayed flat at $16 million in FY23 compared to prior year. Our 44.3% gross margin in FY23 is significantly improved from 34.2% in FY22,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “Our 2023 progress demonstrates our continuous commitment to innovation and cost-efficient execution as we move closer to profitability and positive cash flow. As the CBD category consolidates, we have increased our market share in key sales channels, including the natural product retail channel. We will continue to focus our resources on new product development, as evidenced by our pet line expansion with our recent launch of pet chews for hip and joint health and calming care. During FY23, with the acquisition of Cultured Foods, we launched our transition to a global health and wellness company that will use M&A as a vehicle to leverage the strengths and assets of our Company.”

Operating Results - Full Year 2023 Compared to Full Year 2022

Sales for fiscal 2023 were $16.0 million, a decrease of 1.2% from $16.2 million in 2022. The decline is primarily due to lower B2C sales of $0.4 million because of lower average order value. B2B sales increased by $0.2 million or 1.5% to $9.2 million in 2023. The total number of units sold during fiscal 2023 decreased by 6.7%, partially offset by increases in average sales price per unit. We generated an operating income of $3.4 million in fiscal 2023, compared to an operating loss of $6.8 million in, mostly due to the reversal of accrued payroll tax of $6.2 million, improved gross margins and lower operating expenses. The Company had negative adjusted EBITDA of $2.3 million for fiscal 2023, an improvement of 62%, compared to negative adjusted EBITDA of $6.1 million in 2022.

Fourth Quarter 2023 Results

During the fourth quarter of 2023, sales decreased 2% to $3.8 million compared to $3.9 million in the same prior year period. The total number of units sold during the fourth quarter 2023 slightly increased, offset by decreases in average sales price per unit. Fourth quarter sales decreased sequentially by 7% compared to the third quarter of 2023. We generated an operating loss $0.9 million in the fourth quarter of 2023, compared to an operating loss of $2.1 million in the fourth quarter 2022, mostly due to improved gross margins, lower operating expenses and lower intangible assets impairment charges. The Company had negative adjusted EBITDA for the fourth quarter of 2023 of $0.5 million, compared to negative adjusted EBITDA of $0.7 million in the fourth quarter of 2022.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at https://viavid.webcasts.com/starthere.jsp?ei=1655740&tp_key=ff6ae49b9f. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately three hours after the call concludes, and will be available through Thursday, April 4, 2024, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13744366.

About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in nutraceuticals and plant-based foods. The Company's hemp extracts and other proven, science-backed, natural ingredients and products are sold through a range of sales channels from B2B to B2C. The Company's +PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling brands of hemp extracts in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. With a commitment to science, +PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. +PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. The Company's Cultured FoodsTM brand provides a variety of 100% plant-based food products. Committed to crafting nutritious and flavorful alternatives, Cultured FoodsTM caters to individuals seeking vegan, gluten-free, or flexitarian options for a wholesome and satisfying culinary experience. CV Sciences, Inc. has primary offices and facilities in San Diego, California, and Warsaw, Poland. The Company also operates a drug development program focused on developing and commercializing CBD-based novel therapeutics. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information

ir@cvsciences.com

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Years Ended December 31,
	2023	2022
Product sales, net	$16,004	$16,205
Cost of goods sold	8,919	10,655
Gross profit	7,085	5,550

Operating expenses:
Research and development	151	307
Selling, general and administrative	9,745	12,090
Benefit from reversal of accrued payroll taxes	(6,171)	—
Total operating expenses	3,725	12,397

Operating income (loss)	3,360	(6,847)

Gain on debt extinguishment	—	(127)
Other expense, net	264	1,541
Income (loss) before income taxes	3,096	(8,261)
Income tax benefit	(6)	(47)
Net income (loss)	3,102	(8,214)
Deemed dividend for beneficial conversion of Series A convertible preferred stock	—	920
Net income (loss) attributable to common stockholders	$3,102	$(9,134)

Weighted average common shares outstanding
Basic	153,954	138,034
Diluted	153,955	138,034
Net income (loss) per share attributable to common stockholders
Basic	$0.02	$(0.07)
Diluted	$0.02	$(0.07)

CV SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$1,317	$611
Accounts receivable, net	431	766
Inventory	5,655	6,563
Prepaid expenses and other	535	3,190
Total current assets	7,938	11,130

Property and equipment, net	379	575
Right of use assets	167	275
Intangibles, net	78	251
Goodwill	342	—
Other assets	296	505
Total assets	$9,200	$12,736

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$2,309	$2,284
Accrued expenses	3,422	9,690
Operating lease liability - current	130	117
Debt, net of debt discounts	254	1,223
Total current liabilities	6,115	13,314

Operating lease liability - net of current portion	58	188
Deferred tax liability	19	11
Other liabilities	105	—
Total liabilities	6,297	13,513

Commitments and contingencies

Stockholders' equity (deficit)
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 share issued as of December 31, 2023 and 2022; no shares outstanding as of December 31, 2023 and 2022	—	—
Common stock, par value $0.0001; 790,000 shares authorized; 161,679 and 152,104 shares issued and outstanding as of December 31, 2023 and 2022, respectively	16	15
Additional paid-in capital	87,464	86,897
Accumulated deficit	(84,587)	(87,689)
Accumulated other comprehensive income	10	—
Total stockholders' equity (deficit)	2,903	(777)

Total liabilities and stockholders' equity (deficit)	$9,200	$12,736

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2023	2022
OPERATING ACTIVITIES
Net income (loss)	$3,102	$(8,214)
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	235	992
Stock-based compensation	218	1,009
Employee retention credit benefit	—	(2,516)
Note discount and interest expense	112	1,563
Impairment of goodwill and intangible assets	251	1,234
Benefit from reversal of accrued payroll tax	(6,171)	—
Non-cash lease expense	108	70
Loss on sale of property and equipment	—	150
Gain on debt extinguishment	—	(127)
Deferred taxes	(14)	(51)
Other	407	449
Change in operating assets and liabilities:
Accounts receivable, net	352	1,065
Inventory	1,042	2,061
Prepaid expenses and other	2,931	1,680
Accounts payable and accrued expenses	(320)	(1,250)
Net cash flows provided by (used in) operating activities	2,253	(1,885)

INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	(156)	—
Net cash flows used in investing activities	(156)	—

FINANCING ACTIVITIES
Repayment of note payable	(1,117)	(953)
Repayment of unsecured debt	(274)	(336)
Proceeds from issuance of preferred stock and common stock warrants	—	700
Issuance costs related to issuance of preferred stock and common stock warrants	—	(146)
Proceeds from issuance of convertible notes	—	1,000
Debt issuance costs related to convertible notes	—	(46)
Proceeds from issuance of note payable	—	2,000
Debt issuance costs related to note payable	—	(423)
Repayment of convertible notes	—	(675)
Net cash flows provided by (used in) financing activities	(1,391)	1,121

Net change in cash	706	(764)
Cash, beginning of period	611	1,375
Cash, end of period	$1,317	$611

Supplemental cash flow disclosures:
Interest paid	$7	$6
Income taxes paid	$—	$2
Supplemental disclosure of non-cash transactions:
Purchase of insurance through issuance of note payable	$259	$245
Convertible note principal conversion into shares of common stock	$—	$(1,284)
Services paid with common stock	$—	$385
Fair value of assets acquired, excluding cash	$275	$—
Liabilities assumed	(77)	—
Goodwill on acquisition	336	—
Common stock consideration	(250)	—
Holdback liability	(18)	—
Contingent consideration	(88)	—
Deferred tax liabilities	(22)
Cash paid for acquisition	$156	$—

CV SCIENCES, INC.

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net income (loss) per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.

Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation, amortization, and interest expense, net), minus income tax benefit, further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.

We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net income (loss) to non-GAAP net loss for the years ended December 31, 2023 and 2022 is detailed below (in thousands, except per share data):

	Years ended December 31,
	2023	2022
Net income (loss) attributable to common stockholders - GAAP	$3,102	$(9,134)
Stock-based compensation (1)	218	1,009
Benefit from reversal of accrued payroll tax (2)	(6,171)	—
Employee retention credit benefit (3)	—	(2,516)
Note discount and interest expense (4)	112	1,535
Gain on extinguishment of debt (5)	—	(127)
Intangible asset impairment (6)	251	1,234
Deemed dividend (7)	—	920
Net loss - non-GAAP	$(2,488)	$(7,079)

Diluted EPS - GAAP	$0.02	$(0.07)
Stock-based compensation (1)	—	0.01
Benefit from reversal of accrued payroll tax (2)	(0.04)	—
Employee retention credit benefit (3)	—	(0.02)
Note discount and interest expense (4)	—	0.01
Gain on extinguishment of debt (5)	—	—
Intangible asset impairment (6)	—	0.01
Deemed dividend (7)	—	0.01
Diluted EPS - non-GAAP	$(0.02)	$(0.05)

Shares used to calculate diluted EPS - GAAP and non-GAAP	153,955	138,034

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(3)
Represents expense reduction related to benefit for employee retention credit.
(4)
Represents amortization of OID/debt issuance costs and interest expense for convertible notes payable and notes payable.
(5)
Represents gain on extinguishment of debt related to our convertible note.
(6)
Represents intangible asset impairment charge.
(7)
Represents deemed dividend associated with beneficial conversion charge of conversion of Series A preferred stock.

A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the years ended December 31, 2023 and 2022 is detailed below (in thousands):

	Years ended December 31,
	2023	2022
Net income (loss)	$3,102	$(8,214)
Depreciation and amortization expense	235	992
Interest expense, net	60	1,541
Income tax benefit	(6)	(47)
EBITDA	3,391	(5,728)
Stock-based compensation (1)	218	1,009
Benefit from reversal of accrued payroll tax (2)	(6,171)	—
Employee retention credit benefit (3)	—	(2,516)
Gain on extinguishment of debt (4)	—	(127)
Intangible asset impairment (5)	251	1,234
Adjusted EBITDA	$(2,311)	$(6,128)

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.

(3)
Represents expense reduction related to benefit for employee retention credit.
(4)
Represents gain on extinguishment of our convertible note during the year ended December 31, 2022.
(5)
Represents intangible asset impairment charge.